EXHIBIT 99

MEDIA CONTACT:	INVESTOR CONTACT:
Connie Pautz Corporate Communications Director Hutchinson Technology 320-587-1823	Darlene Polzin Investor Relations Director Hutchinson Technology 320-587-1605

HUTCHINSON TECHNOLOGY FOURTH QUARTER NET EARNINGS PER SHARE AT $0.18

Fiscal 2005 Net Earnings Per Share Total $1.82 on Record Net Sales of $631.6 Million

HUTCHINSON, Minn., Nov. 1, 2005 -— Hutchinson Technology Incorporated (Nasdaq/NMS: HTCH) today reported net income of $4,733,000, or $0.18 per diluted share, on net sales of $158,246,000 for its fiscal 2005 fourth quarter ended September 25, 2005. In the comparable fiscal 2004 period, the company reported net income of $4,954,000, or $0.18 per diluted share, on net sales of $122,306,000. Net income for the 2004 period included $0.9 million, or $0.02 per diluted share, related to the capitalization of certain supplies and spare parts that historically had been expensed.

For the fiscal year ended September 25, 2005, the company reported net income of $52,956,000, or $1.82 per diluted share, on record net sales of $631,581,000. Net income for fiscal 2005 was increased by $2.8 million, or $0.09 per diluted share, as a result of a refund, with interest, of certain Minnesota corporate income taxes paid for the years 1995 through 1999 and the reversal of a related tax reserve, partially offset by an adjustment to the carrying value of net operating loss carryforwards. Excluding these items, fiscal 2005 net income was $50.2 million, or $1.73 per diluted share.

For fiscal 2004, the company reported net income of $73,113,000, or $2.42 per diluted share, on net sales of $469,696,000. Net income for fiscal 2004 included a benefit of $36.2 million, or $1.15 per diluted share, resulting from the reversal of certain reserves related to the future tax benefits of net operating loss carryforward. Excluding this tax benefit, net income for 2004 totaled $36,911,000, or $1.27 per diluted share. Net income for the year also includes approximately $1.6 million, or $0.04 per diluted share, related to capitalization of certain supplies and spare parts, as noted above.

Wayne M. Fortun, Hutchinson Technology’s president and chief executive officer, said the company’s fourth quarter performance reflects the lower demand in the first nine weeks of the quarter and the shift in product mix cited in the company’s August 30 press release on its expected fourth quarter results. The company shipped approximately 175 million suspension assemblies in the 2005 fourth fiscal quarter, down from 188 million in its 2005 third quarter but up about 17 percent from 150 million suspension assemblies shipped in the comparable 2004 period. “The lighter demand in the 2005 fourth quarter compared to the third quarter resulted from the work down of excess suspension assembly inventory at some of our customers,” said Fortun. “As we expected, this slowdown was temporary and we saw higher average weekly suspension assembly shipments in the last weeks of the fourth quarter.”

2—Hutchinson Technology Reports Fourth Quarter Results

For the year, the company shipped 719 million suspension assemblies, up 34% compared with fiscal 2004. The year-over-year growth results from a higher-than-expected increase in disk drive shipments and an increase in the number of suspension assemblies per disk drive. Industry sources now expect disk drive shipments for calendar 2005 will total about 374 million, up about 22% compared with 2004 and well ahead of initial expectations of about 13% growth in unit shipments for the calendar year. In addition, the company estimates the number of suspension assemblies per disk drive increased from about 2.4 in 2004 to an estimated 2.8 for 2005. The increase results primarily from the demand for data storage outpacing the rate of improvement in data density for disk drives in mass production. The company’s shipment volume in fiscal 2005 also benefited from its share positions on types of disk drives in particularly high demand. These included higher capacity disk drives for computing applications such as near-line storage, as well as consumer electronics applications such as personal video recorders.

Overall average selling prices in the 2005 fourth fiscal quarter were $0.86, the same as in the 2005 third quarter and up from $0.81 in the 2004 fourth quarter. Average selling prices in the 2005 fourth quarter benefited from a richer mix of suspension assemblies incorporating value-added features that help customers achieve particular performance attributes.

Gross margin in the 2005 fourth fiscal quarter was 20%, down from 30% in the 2005 third fiscal quarter and 24% in the comparable 2004 quarter. The margin decline compared with the 2005 third quarter resulted from the lighter shipments in the quarter, increased depreciation costs, a shift in product mix toward advanced suspension assembly products that are typically more costly to produce in the ramp-up to higher volume and increased labor expenses. For the full year, gross margin was 27% compared with 28% in fiscal 2004.

The company generated $5 million in cash from operations in the 2005 fourth fiscal quarter and $127 million for the full year. Cash, cash equivalents and securities held for sale totaled $207 million at year-end compared with $258 million at the end of fiscal 2004. The decline reflects the company’s fiscal 2005 investments of $197 million in expanding capacity, developing new process technologies for next-generation products and adding new tooling. In addition, the company repurchased 206,000 shares of its common stock for a total of $5.7 million in the fiscal 2005 fourth quarter.

For calendar 2006, industry sources are currently forecasting shipments of approximately 424 million disk drives, an increase of about 12% from the expected calendar 2005 level. The company has been adding manufacturing capacity to accommodate the growth in customer demand. At the end of the fourth fiscal quarter, the company estimated its equipment capacity to be approximately 17 million suspension assemblies per week. Equipment capacity is expected to reach 20 million suspension assemblies per week by December 2005.

3-Hutchinson Technology Reports Fourth Quarter Results

“We continue to experience strong demand for new suspension assembly designs and prototyping programs with almost all of our customers, keeping our Development Center very busy,” said Fortun. “Our ability to meet customers’ needs for rapid delivery of new designs, fast turnaround on prototypes, quick acceleration to high volume, extremely low part-to-part variation at high volume and timely on-site service around the globe continues to earn us preferred supplier positions on new disk drive programs.” Fortun said that to continue strengthening these competitively critical capabilities, the company plans research and development investment of approximately $50 to $60 million and capital investments of about $280 million for fiscal 2006. The planned 2006 capital investment is primarily for additions to manufacturing capacity, facilities and tooling and for development of new process technology. For its fiscal 2006 first quarter, the company currently expects suspension assembly shipments to total 195 to 210 million at overall average selling prices of $0.85 to $0.87 resulting in first quarter net sales of $175 to $190 million. Gross margins for the fiscal 2006 first quarter are expected to range from 19% to 21% resulting in first quarter net income per diluted share of $0.10 to $0.20, which includes an estimated non-cash stock-based compensation expense of $0.03 to $0.05 as a result of the company’s adoption of the new accounting standard on stock-based compensation (SFAS No. 123R) in the first quarter of fiscal 2006.

Hutchinson Technology is the leading worldwide supplier of suspension assemblies for disk drives. Hutchinson Technology’s BioMeasurement Division provides health professionals with simple, accurate methods to measure the oxygen in tissue.

This announcement contains forward-looking statements regarding demand for and shipments of the company’s products, equipment capacity, production capacity utilization, developing designs and prototypes for new disk drive programs, the company’s designation as a preferred supplier, selling prices, increased investment in research and development, capital expenditures, operating performance and results of operations. The company does not undertake to update its forward-looking statements. These statements involve risks and uncertainties. The company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of changes in market demand and market consumption of disk drives or suspension assemblies, the company’s ability to produce suspension assemblies at levels of precision, quality, volume and cost its customers require, changes in product mix, changes in customers yields, changes in development center activity, changes in expected data density and other factors described from time to time in the company’s reports filed with the Securities and Exchange Commission.

[Financial information follows]

4—Hutchinson Technology Reports Fourth Quarter Results

Hutchinson Technology Incorporated
(Nasdaq/NMS: HTCH)

	Fourth Quarter Ended
	Sept. 25, 2005	Sept. 26, 2004
Net sales	$158,246,000	$122,306,000
Gross profit	$31,571,000	$29,400,000
Income from operations	$1,071,000	$5,284,000
Net income	$4,733,000	$4,954,000
Net income per common share:
Basic	$.19	$.20
Diluted	$.18	$.18

Weighted average common and common equivalent shares outstanding:
Basic	25,582,000	25,255,000
Diluted	26,056,000	30,668,000

	Fiscal Year Ended
	Sept. 25, 2005	Sept. 26, 2004
Net sales	$631,581,000	$469,696,000
Gross profit	$171,643,000	$130,355,000
Income from operations	$54,522,000	$38,885,000
Net income	$52,956,000	$73,113,000
Net income per common share:
Basic	$2.10	$2.83
Diluted	$1.82	$2.42
Net income – excluding tax benefit	$50,164,000	$36,911,000

Net income per common share – excluding tax benefit:
Basic	$1.99	$1.43
Diluted	$1.73	$1.27

Weighted average common and common equivalent shares outstanding:
Basic	25,226,000	25,826,000
Diluted	30,779,000	31,453,000

	At Sept. 25, 2005	At Sept. 26, 2004
Total assets	$797,204,000	$688,392,000
Cash and cash equivalents	$33,733,000	$33,704,000
Securities available for sale	$172,778,000	$224,356,000
Total shareholders’ investment	$550,614,000	$473,552,000

(Financial statements follow)

Hutchinson Technology Incorporated
Condensed Consolidated Statements of Operations — Unaudited
(In thousands, except per share data)

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	Sept 25,	Sept 26,	Sept 25,	Sept 26,
	2005	2004	2005	2004
Net sales	$158,246	$122,306	$631,581	$469,696
Cost of sales	126,675	92,906	459,938	339,341

Gross profit	31,571	29,400	171,643	130,355
Research and development expenses	11,341	9,143	36,829	28,258
Selling, general and
administrative expenses	19,159	14,973	80,292	63,212

Income from operations	1,071	5,284	54,522	38,885
Interest expense	(496)	(778)	(2,132)	(3,399)
Interest Income	2,013	1,229	7,738	4,602
Other income, net	1,210	766	4,795	3,572

Income before income taxes	3,798	6,501	64,923	43,660
Provision (benefit) for income taxes	(935)	1,547	11,967	(29,453)

Net income	$4,733	$4,954	$52,956	$73,113

Basic earnings per share	$0.19	$0.20	$2.10	$2.83

Diluted earnings per share	$0.18	$0.18	$1.82	$2.42

Weighted average common
shares outstanding	25,582	25,255	25,226	25,826

Weighted average common
and diluted shares outstanding	26,056	30,668	30,779	31,453

Hutchinson Technology Incorporated
Condensed Consolidated Balance Sheets – Unaudited
(In thousands, except shares data)

	Sept 25,	September 26,
ASSETS	2005	2004
Current assets:
Cash and cash equivalents	$33,733	$33,704
Securities available for sale	172,778	224,356
Trade receivables, net	85,019	69,073
Other receivables	7,973	7,272
Inventories	54,780	35,319
Deferred tax assets	7,183	9,415
Prepaid taxes and other	5,430	5,657

Total current assets	366,896	384,796
Property, plant and equipment, net	350,520	213,761
Deferred tax assets	61,975	68,211
Other assets	17,813	21,624

	$797,204	$688,392

LIABILITIES AND SHAREHOLDERS’ INVESTMENT
Current liabilities:
Accounts payable	$56,128	$29,310
Accrued expenses	13,179	12,759
Accrued compensation	24,523	19,816

Total current liabilities	93,830	61,885
Convertible subordinated notes	150,000	150,000
Other long-term liabilities	2,760	2,955
Shareholders’ investment:
Common stock $.01 par value, 100,000,000 shares
authorized, 25,450,000 and 24,394,000
issued and outstanding	254	244
Additional paid-in capital	390,679	363,786
Accumulated other comprehensive income	(712)	(588)
Accumulated earnings	160,393	110,110

Total shareholders' investment	550,614	473,552

	$797,204	$688,392

Hutchinson Technology Incorporated
Condensed Consolidated Statements of Cash Flows – Unaudited
(Dollars in thousands)

	Fifty-Two Weeks Ended
	Sept 25,	Sept 26,
	2005	2004
Operating activities:
Net income	$52,956	$73,113
Adjustments to reconcile net income to
cash provided by operating activities:
Depreciation and amortization	71,180	58,602
Deferred income taxes	14,336	(28,452)
Loss on disposal of assets	162	415
Changes in operating assets and liabilities	(11,858)	(8,246)

Cash provided by operating activities	126,776	95,432

Investing activities:
Capital expenditures	(197,123)	(93,085)
Purchases of marketable securities	(654,223)	(340,279)
Sales of marketable securities	706,661	339,070

Cash used for investing activities	(144,685)	(94,294)

Financing activities:
Repurchase of common stock	(5,748)	(39,252)
Net proceeds from issuance of common stock	23,686	4,313

Cash provided by (used for) financing activities	17,938	(34,939)

Net increase (decrease) in cash and cash equivalents	29	(33,801)
Cash and cash equivalents at beginning of period	33,704	67,505

Cash and cash equivalents at end of period	$33,733	$33,704

Hutchinson Technology Incorporated
Earnings Per Share Calculation — Unaudited
(In thousands, except per share data)

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	Sept 25,	Sept 26,	Sept 25,	Sept 26,
	2005	2004	2005	2004
Net income (A)	$4,733	$4,954	$52,956	$73,113
Plus: interest expense on convertible
subordinated notes	—	1,008	4,034	4,030
Less: additional profit sharing expense and
income tax provision	—	317	1,072	1,052

Net income available to common shareholders (B)	$4,733	$5,645	$55,918	$76,091

Weighted average common shares outstanding (C)	25,582	25,255	25,226	25,826
Dilutive potential common shares	474	5,413	5,553	5,627

Weighted average common and diluted shares
outstanding (D)	26,056	30,668	30,779	31,453

Basic earnings per share [(A)/(C)]	$0.19	$0.20	$2.10	$2.83
Diluted earnings per share [(B)/(D)]	$0.18	$0.18	$1.82	$2.42

Hutchinson Technology Incorporated
Condensed Consolidated Statements of Operations — Unaudited
(In thousands, except per share data)

	Thirteen Weeks Ended				Fifty-Two Weeks Ended
	GAAP			Non-GAAP	GAAP			Non-GAAP
	Sept 25,	Non-GAAP		Sept 25,	Sept 25,	Non-GAAP		Sept 25,
	2005	Adjustments		2005	2005	Adjustments		2005
Net sales	$158,246	$—		$158,246	$631,581	$—		$631,581
Cost of sales	126,675	—		126,675	459,938	—		459,938

Gross profit	31,571	—		31,571	171,643	—		171,643
Research and development expenses	11,341	—		11,341	36,829	—		36,829
Selling, general and
administrative expenses	19,159	133	(3)	19,026	80,292	133	(3)	80,159

Income from operations	1,071	(133)		1,204	54,522	(133)		54,655
Interest expense	(496)	—		(496)	(2,132)	—		(2,132)
Interest Income	2,013	1,249	(2)	764	7,738	1,249	(2)	6,489
Other income, net	1,210	—		1,210	4,795	—		4,795

Income before income taxes	3,798	1,116		2,682	64,923	1,116		63,807
Provision (benefit) for income taxes	(935)	(1,676)	(1)	741	11,967	(1,676)	(1)	13,643

Net income	$4,733	$2,792		$1,941	$52,956	$2,792		$50,164

Basic earnings per share	$0.19			$0.08	$2.10			$1.99

Diluted earnings per share	$0.18			$0.07	$1.82			$1.73

Weighted average common
shares outstanding	25,582			25,582	25,226			25,226

Weighted average common
and diluted shares outstanding	26,056			26,056	30,779			30,779

(1) Amounts reflect the refund of certain Minnesota corporate income taxes paid for the year 1995 through 1999 and the reversal of a related tax reserve offset in part by an adjustment to the carrying value of net operating loss carryforwards.
(2) Amounts reflect interest income related to the refund in (1).
(3) Amounts reflect the incentive compensation expense related to (2).

Hutchinson Technology Incorporated
Condensed Consolidated Statements of Operations – Unaudited
(In thousands, except per share data)

	Fifty-Two Weeks Ended
	GAAP			Non-GAAP
	September 26,			September 26,
	2004	Non-GAAP Adjustments		2004
Net sales	$469,696	$—		$469,696
Cost of sales	339,341	—		339,341

Gross profit	130,355	—		130,355
Research and development expenses	28,258	—		28,258
Selling, general and
administrative expenses	63,212	—		63,212

Income from operations	38,885	—		38,885
Interest expense	(3,399)	—		(3,399)
Interest Income	4,602	—		4,602
Other income, net	3,572	—		3,572

Income before income taxes	43,660	—		43,660
Provision (benefit) for income taxes	(29,453)	(36,202)	(1)	6,749

Net income	$73,113	$36,202		$36,911

Basic earnings per share	$2.83			$1.43

Diluted earnings per share	$2.42			$1.27

Weighted average common
shares outstanding	25,826			25,826

Weighted average common
and diluted shares outstanding	31,453			31,453

(1) Amounts reflect release of a significant portion of the valuation allowance previously established related to the future tax benefits of net operating loss carrryforwards.